UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2004

TECHNICAL OLYMPIC USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23677	76-0460831

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4000 Hollywood Blvd., Suite 500-N Hollywood, Florida	33021

(Address of principal executive offices)	(Zip code)

(954) 364-4000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Information

     On March 10, 2004, Technical Olympic USA, Inc. issued a press release announcing that it is offering $125.0 million in aggregate principal amount of its Senior Subordinated Notes due 2011 in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Press release announcing the offering of Technical Olympic USA, Inc.’s Senior Subordinated Notes due 2011.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 10, 2004

TECHNICAL OLYMPIC USA, INC.

/s/ RANDY L. KOTLER

Randy L. Kotler Vice President — Chief Accounting Officer

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